Exhibit 77Q1(d)

Class A Shares

Prospectus offering Class A shares of Evanston Alternative Opportunities Fund which was filed with the Securities and Exchange Commission by EDGAR on May 20, 2015 in Post-Effective Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 and declared effective on May 28, 2015, is incorporated by reference herein, including, without limitation, the Multiple Class Plan pursuant to Rule 18f-3 and the Distribution Plan pursuant to Rule 12b-1.